UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Reverse Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2017 (the “Effective Date”), Merrimack Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which effected as of 5:00 p.m., Eastern Time, on the Effective Date a one-for-ten reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock, $0.01 par value per share (the “Common Stock”).

As a result of the Reverse Split, every ten shares of Common Stock issued and outstanding was converted into one share of Common Stock, reducing the number of issued and outstanding shares of Common Stock from approximately 132.8 million shares to approximately 13.28 million shares. No fractional shares were issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a proportional cash payment.

The Certificate of Amendment also proportionately reduced the number of authorized shares of Common Stock from 200 million to 20 million. The Reverse Split did not change the par value of the Common Stock. The Reverse Split did not change the number of authorized shares or par value of the Company’s preferred stock, of which there are no shares issued or outstanding. All outstanding stock options and convertible notes entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock upon conversion, as the case may be, will be adjusted as a result of the Reverse Split, as required by the terms of these securities.

As previously disclosed in a Current Report on Form 8-K filed on August 14, 2017, at the Company’s 2017 Annual Meeting of Stockholders held on August 11, 2017, the stockholders of the Company voted to approve the Certificate of Amendment. The Board of Directors of the Company previously approved and authorized the filing of the Certificate of Amendment following its approval by the stockholders.

Trading of the Company’s Common Stock on the NASDAQ Global Market on a Reverse Split-adjusted basis will begin at the opening of trading on September 6, 2017.

This Item 5.03, including the description herein of the Certificate of Amendment, is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation of Merrimack Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: September 6, 2017	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
General Counsel